UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2026

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Capital Market
Redeemable warrants, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00	SDSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 10, 2026, the Board of Directors (the “Board”) of Stardust Power Inc. (the “Company”) appointed Mr. V. Ray Rivers to serve as a director until the 2027 Annual Meeting of Stockholders or until his successor is duly elected and qualified, effective August 10, 2026. The Board also appointed Mr. Rivers to serve as a member of the Audit Committee and Compensation Committee of the Board. The Board has determined that Mr. Rivers qualifies as an independent director for service on the Board, under the Nasdaq listing standards.

Mr. Rivers, age 64, brings more than three decades of experience in capital markets, institutional investments, and financial services. Throughout his career, he has held senior leadership positions with several leading Wall Street firms, including Bear Stearns, CRT Capital Group, Cantor Fitzgerald, Gabelli & Company, and Imperial Capital. He currently serves as Co-Chair of the Greenwich Economic Forum. His experience spans institutional equity and fixed income markets, special situations investing and corporate finance, further strengthening the Board’s capital markets and financial expertise. Mr. Rivers received his B.S. in Finance from Louisiana State University.

There are no arrangements or understandings between Mr. Rivers and any other persons pursuant to which he was selected to serve as a director. He has no family relationships with any of the Company’s directors or executive officers. There are no transactions in which Mr. Rivers has a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Rivers will receive the Company’s standard non-employee director compensation, consisting of (a) an annual cash retainer of $25,000, (b) an Audit Committee annual retainer of $7,500, (c) a Compensation Committee annual retainer of $5,000, and (d) standard expense reimbursement rights. The compensation described herein under (a), (b) and (c) will be pro-rated for Mr. Rivers’ partial year of service. The Company also expects to (i) make a grant of stock to Mr. Rivers equal to approximately $100,000 at a future date on terms and conditions to be approved by the Board, in accordance with the Company’s Amended and Restated 2024 Equity Incentives Plan  and (ii) enter into its standard indemnification agreement with Mr. Rivers, the form of which was previously filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission on March 25, 2026.

A copy of the Company’s press release announcing the appointment of Mr. Rivers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated August 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARDUST POWER INC.

Date: August 11, 2026	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

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